Exhibit 99.1

The First Bancshares, Inc. Reports a 100% Increase in Net Income Available to Common Shareholders; Increases Quarterly Dividend by 40%

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 28, 2019--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $21.2 million for the fiscal year ended December 31, 2018, an increase of $10.6 million or 99.9%, compared to $10.6 million for the fiscal year ended December 31, 2017. Operating net earnings increased 77.8% ($13.1 million) for the fiscal year ended December 31, 2018, totaling $30.0 million for fiscal year 2018 as compared to $16.9 million for fiscal year 2017. Operating net earnings for fiscal year 2018 excludes merger-related costs of $10.6 million, net of tax, gain on sale of securities of $0.26 million, net of tax, and non-recurring income in the form of awards from the U. S. Department of the Treasury of $1.6 million, net of tax. Operating net earnings for the fiscal year 2017 excludes merger-related costs of $4.2 million, net of tax, and a $2.1 million charge to income tax expense related to a reduction in our deferred tax asset resulting from the change in tax rate under the Tax Cuts and Jobs Act enacted in December of 2017.

Net income available to common shareholders for the fourth quarter of 2018 totaled $6.9 million compared to $2.4 million for the fourth quarter of 2017, an increase of 184.2%. Operating net earnings for the fourth quarter of 2018 totaled $9.1 million as compared to $4.7 million for the fourth quarter of 2017 representing a 93.2% increase, excluding merger-related costs of $3.2 million, net of tax, in the fourth quarter of 2018 as well as a gain on the sale of securities of $0.26 million, net of tax, and Financial Assistance Award from the U. S. Department of the Treasury of $0.7 million, net of tax, in the fourth quarter of 2018, and excluding merger-related costs of $0.2 million, net of tax, as well as the $2.1 million income tax charge discussed above in the fourth quarter of 2017.

For the full year 2018, fully diluted earnings per share were $1.62, compared to $1.11 for the full year 2017. Fully diluted earnings per share for the quarter ended December 31, 2018, were $0.48, compared to $0.23 for the quarter ended December 31, 2017. Excluding the impact of the merger-related costs and other non-recurring items described above, fully diluted operating earnings per share for the year ended December 31, 2018 were $2.29 as compared to $1.76 for 2017, and were $0.64 for the fourth quarter of 2018 as compared to $0.45 for the fourth quarter of 2017. Fully diluted earnings per share for 2018 include the issuance of 2,012,500 shares of our common stock during the fourth quarter of 2017, 1,134,010 shares issued in connection with the acquisition of Southwest Bancshares, Inc. (“Southwest”) during the first quarter of 2018, 726,461 shares issued in connection with the acquisition of Sunshine Financial, Inc. (“Sunshine”) during the second quarter of 2018 and 1,763,042 shares issued in connection with the acquisition of FMB Banking Corporation (“FMB”) during the fourth quarter of 2018.

Highlights for the Quarter:

  On November 6, 2018, the Company announced the signing of an Agreement and Plan of Merger with FPB Financial Corp (“FPB”), parent company of Florida Parishes Bank, headquartered in Hammond, La. Upon completion, the acquisition will add 7 locations servicing the Hammond and New Orleans areas in Louisiana and is expected to close during the first quarter of 2019 subject to FPB shareholder approval and customary closing conditions. The Company has received regulatory approval for the acquisition.
  On November 1, 2018, the Company closed as planned the acquisition of FMB Banking Corporation (“FMB”), and its wholly-owned subsidiary, Farmers & Merchants Bank, which added 6 locations servicing Jefferson and Leon counties in Florida and Thomas County in Georgia and completed systems integration during the fourth quarter.
  The Company’s Board of Directors increased the quarterly dividend by $0.02 to $0.07 per share, a 40% increase.
  During the quarter, the Company received a $0.95 million Financial Assistance Award from the Community Development Financial Institutions Fund of the U. S. Department of the Treasury as a result of our designation as a Community Development Financial Institution.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “2018 was a phenomenal year for our Company. Through continued execution of our regional expansion strategy, we closed and integrated 3 acquisitions and posted organic growth of 11.4% in outstanding loans and 5.4% in deposits during the year. As a result, our Company surpassed $3B in total assets at year-end 2018 and posted a 77.8% increase in net operating earnings year over year. I commend the hard work, dedication and extra effort of our team members to achieve such exceptional results. We are thankful for the opportunities and achievement of 2018 and are excited about the prospects for continued growth in 2019.”

Balance Sheet

Consolidated assets increased $492.2 million to $3.004 billion at December 31, 2018 from $2.512 billion at September 30, 2018.

Total loans were $2.060 billion at December 31, 2018, as compared to $1.748 billion at September 30, 2018, and $1.225 billion at December 31, 2017, representing increases of $311.9 million or 17.8%, and $835.1 million or 68.2%, respectively. The acquisitions of Southwest, Sunshine and FMB accounted for $695.1 million, net of fair value marks, of the total increase in loans as compared to the fourth quarter of 2017. The acquisition of FMB accounted for $305.6 million, net of fair value marks, of the total increase in loans as compared to the third quarter of 2018. The increase in loans, net of acquired loans, during the sequential quarter amounted to $8.1 million.

Total deposits were $2.457 billion at December 31, 2018, as compared to $2.046 billion at September 30, 2018, and $1.471 billion at December 31, 2017, representing increases of $411.0 million or 20.1%, and $986.0 million or 67.1%, respectively. The acquisitions of Southwest, Sunshine and FMB accounted for $889.2 million of the total increase in deposits as compared to the fourth quarter of 2017. The acquisition of FMB accounted for $445.9 million of the total increase in deposits as compared to the third quarter of 2018. The decrease in deposits of $34.9 million, net of acquired, during the sequential quarter was largely due to a decrease in NOW accounts of $24.4 million, of which $16.0 million is attributable to the seasonality of the public fund deposits.

Asset Quality

Nonperforming assets totaled $34.3 million at December 31, 2018, an increase of $10.9 million compared to $23.4 million at September 30, 2018 and an increase of $20.8 million compared to December 31, 2017. The majority of the increases in both quarterly comparisons was related to acquired loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.49% at December 31, 2018, 0.56% at September 30, 2018 and 0.68% at December 31, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was 0.02% for the quarter ended December 31, 2018 compared to 0.03% for the quarter ended September 30, 2018 and 0.003% for the quarter ended December 31, 2017.

Fourth Quarter 2018 vs. Fourth Quarter 2017 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2018 totaled $6.9 million compared to $2.4 million for the fourth quarter of 2017, an increase of $4.4 million or 184.2%.

Operating net earnings for the fourth quarter of 2018 totaled $9.1 million compared to $4.7 million for the fourth quarter of 2017, an increase of $4.4 million or 93.2%. The calculation of operating net earnings excludes the merger-related costs and other excluded items for each quarter as discussed above.

Net interest income for the fourth quarter of 2018 was $25.3 million, an increase of $10.0 million when compared to the fourth quarter of 2017. The increase was due to interest income earned on a higher volume of loans as well as increased interest rates.

Non-interest income increased $2.8 million for the fourth quarter of 2018 as compared to the fourth quarter of 2017 due to increased service charges and interchange fee income of $1.5 million on the increased deposit base due to the acquisitions. Non-interest income also included the Financial Assistance Award of $0.95 million from the U.S. Department of the Treasury received during the fourth quarter of 2018 as a result of our designation as a Community Development Financial Institution.

Fourth quarter 2018 non-interest expense was $22.2 million, an increase of $9.9 million, or 79.5% as compared to the fourth quarter of 2017. Excluding the increase in acquisition charges of $3.8 million for fourth quarter of 2018, non-interest expense increased $6.1 million in the fourth quarter of 2018, of which $3.9 million was attributable to the operations of Southwest, Sunshine and FMB, as compared to fourth quarter of 2017.

Net interest income was $25.3 million for the fourth quarter of 2018 as compared to $15.2 million for the fourth quarter of 2017. Fully tax equivalent (“FTE”) net interest income totaled $25.5 million and $15.5 million for the fourth quarter of 2018 and 2017, respectively. FTE net interest income increased $10.0 million in the prior year quarterly comparison due to increased loan volume as well as increased interest rates. Purchase accounting adjustments accounted for $1.4 million of the difference in net interest income for the fourth quarter comparisons. Fourth quarter 2018 FTE net interest margin of 4.08% included 24 basis points related to purchase accounting adjustments compared to 3.79% for the same quarter in 2017, which included 3 basis points related to purchase accounting adjustments.

Investment securities totaled $514.9 million, or 17.1% of total assets at December 31, 2018, versus $372.9 million, or 20.9% of total assets at December 31, 2017. The average balance of investment securities increased $118.8 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 25 basis points to 3.15% from 2.90% in prior year quarterly comparison. The investment portfolio had a net unrealized loss of $2.5 million at December 31, 2018 as compared to a net unrealized loss of $0.6 million at December 31, 2017.

The FTE average yield on all earning assets increased 68 basis points in prior year quarterly comparison, from 4.25% for the fourth quarter of 2017 to 4.93% for the fourth quarter of 2018. Average interest expense increased 49 basis points from 0.60% for the fourth quarter of 2017 to 1.09% for the fourth quarter of 2018 due primarily to increased deposit accounts as well as the issuance of subordinated debt in the second quarter of 2018 and rising interest rates. Cost of all deposits averaged 57 basis points for the fourth quarter of 2018 compared to 37 basis points for the fourth quarter of 2017. Public funds increased $75.8 million when comparing December 31, 2018 to December 31, 2017.

Fourth Quarter 2018 vs Third Quarter 2018 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2018 increased $1.7 million, or 32.9% to $6.9 million for the fourth quarter of 2018 compared to $5.2 million for the third quarter of 2018.

Operating net earnings for the fourth quarter of 2018 compared to the third quarter of 2018 increased $0.9 million or 11.6% from $8.2 million for the third quarter of 2018 to $9.1 million for the fourth quarter of 2018. Operating net earnings exclude the merger-related costs and other excluded items for the fourth quarter of 2018 as discussed above, and merger-related costs of $3.0 million, net of tax, for the third quarter of 2018.

Net interest income for the fourth quarter of 2018 was $25.3 million as compared to $21.7 million for the third quarter of 2018, an increase of $3.6 million. FTE net interest income increased $3.6 million to $25.5 million from $21.9 million in sequential-quarter comparison. The increase was due to increased loan volume as well as increased interest rates on both sides of the balance sheet. Interest income from purchase accounting adjustments increased $0.9 million in sequential quarter comparison. Fourth quarter 2018 FTE net interest margin of 4.08% included 24 basis points related to purchase accounting adjustments compared to 3.97% for the third quarter in 2018, which included 11 basis points related to purchase accounting adjustments.

Investment securities totaled $514.9 million, or 17.1% of total assets at December 31, 2018, versus $444.0 million, or 17.7% of total assets at September 30, 2018. The average balance of investment securities increased $36.0 million in sequential-quarter comparison, primarily as a result of the acquisition of FMB. The average tax equivalent yield on investment securities increased 13 basis points to 3.15% from 3.02% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $2.5 million at December 31, 2018 as compared to a net unrealized loss of $8.4 million at September 30, 2018.

The FTE average yield on all earning assets increased in sequential-quarter comparison from 4.68% to 4.93%. Average interest expense increased 17 basis points from 0.92% for the third quarter of 2018 to 1.09% for the fourth quarter of 2018 due primarily to increased rates as well as an increase in borrowings. Cost of all deposits averaged 57 basis points for the fourth quarter of 2018 compared to 50 basis points for the third quarter of 2018. Public funds decreased $16.0 million when comparing December 31, 2018 to September 30, 2018 when excluding the acquisition of FMB.

Non-interest income increased $1.3 million in sequential-quarter comparison resulting from increased service charges and increased interchange fee income on the increased deposit base related to the acquisition of FMB. Non-interest income for the fourth quarter of 2018 included the Financial Assistance Award received from the U. S. Department of the Treasury for $0.95 million, and for the third quarter included the Bank Enterprise Award received from the U. S. Department of the Treasury for $0.2 million, which resulted in a net increase in non-interest income of $0.7 million for the quarterly comparison.

Non-interest expense for the fourth quarter of 2018 was $22.2 million compared to $19.8 million for the third quarter of 2018. Excluding acquisition charges for each quarter, non-interest expense increased $2.4 million in sequential-quarter comparison, which is attributable to the operations of FMB acquired in the fourth quarter.

Year to Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $10.6 million, or 99.9%, from $10.6 million for the fiscal year December 31, 2017 to $21.2 million for the fiscal year ended December 31, 2018. Operating net earnings increased $13.1 million or 77.8% from $16.9 million for the fiscal year ended December 31, 2017 to $30.0 million for the fiscal year ended December 31, 2018. Operating net earnings excludes merger-related costs, nonrecurring income, gain on sale and other charges described above.

Net interest income increased $25.7 million, or 43.5% in year-over-year comparison, primarily due to interest income earned on a higher volume of loans as well as increased interest rates. Purchase accounting adjustments accounted for only $2.1 million of the increase.

Non-interest income was $20.6 million at December 31, 2018, an increase of $6.2 million, or 43.2% in year-over-year comparison consisting of increases in service charges on deposit accounts of $2.2 million and interchange fee income of $1.5 million on the increased deposit base related to the acquisitions, as well as the receipt of the Financial Assistance and Bank Enterprise Awards in the amounts of $2.1 million.

Non-interest expense was $76.3 million at December 31, 2018, an increase of $20.9 million, or 37.6% in year-over-year comparison primarily resulting from increases in salaries and benefits of $5.9 million related to the acquisitions of Southwest, Sunshine and FMB and increased acquisition charges of $7.1 million. Increases in occupancy, amortization of core deposit intangibles and other non-interest expense for the year-to-date period of 2018 were also attributable to the acquisitions.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.07 per share, an increase of $0.02 per share, or 40.0% to be paid on its common stock on February 26, 2019 to shareholders of record as of the close of business on February 11, 2019.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the proposed acquisition of FPB and the acquisitions of Southwest, Sunshine and FMB, including the risk that the proposed acquisition of FPB does not close when expected or at all because of required shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transactions with FPB need to be modified to satisfy such approvals or conditions, and that anticipated benefits from the transactions with Southwest, Sunshine, FMB and FPB are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/18	Quarter Ended 9/30/18	Quarter Ended 6/30/18	Quarter Ended 3/31/18	Quarter Ended 12/31/17
Total Interest Income	$30,555	$25,628	$25,037	$18,758	$17,143
Total Interest Expense	5,285	3,959	3,468	2,378	1,922
Net Interest Income	25,270	21,669	21,569	16,380	15,221
FTE net interest income*	25,524	21,925	21,826	16,609	15,523
Provision for loan losses	574	412	857	277	122
Non-interest income	6,396	5,074	5,632	3,459	3,556
Non-interest expense	22,249	19,786	19,680	14,597	12,390
Earnings before income taxes	8,843	6,545	6,664	4,965	6,265
Income tax expense	1,982	1,383	1,419	1,008	3,851
Net income available to common shareholders	$6,861	$5,162	$5,245	$3,957	$2,414

PER COMMON SHARE DATA
Basic earnings per share	$0.48	$0.39	$0.40	$0.34	$0.23
Diluted earnings per share	0.48	0.39	0.40	0.34	0.23
Diluted earnings per share, operating*	0.64	0.62	0.62	0.46	0.45
Quarterly dividends per share	.05	.05	.05	.05	.0375
Book value per common share at end of period	24.49	22.09	21.88	20.95	19.92
Tangible common book value at period end*	16.88	17.10	16.82	16.39	17.71
Market price at end of period	30.91	39.05	36.80	32.25	34.20
Shares outstanding at period end	14,830,598	13,074,516	13,065,953	12,339,492	11,165,907
Weighted average shares outstanding:
Basic	14,247,555	13,072,455	13,065,953	11,556,968	10,521,236
Diluted	14,371,562	13,192,207	13,167,969	11,652,959	10,598,036

AVERAGE BALANCE SHEET DATA
Total assets	$2,812,212	$2,470,607	$2,443,176	$1,986,150	$1,810,252
Loans and leases	1,959,179	1,720,884	1,696,737	1,325,272	1,215,962
Total deposits	2,296,966	2,069,910	2,115,661	1,683,999	1,475,628
Total common equity	328,250	284,839	274,535	230,255	205,580
Total tangible common equity*	222,402	219,077	217,092	196,326	180,322

SELECTED RATIOS
Annualized return on avg assets	0.98%	0.84%	0.86%	0.80%	0.53%
Annualized return on avg assets, operating*	1.30%	1.33%	1.33%	1.08%	1.05%
Annualized return on avg common equity, operating*	11.14%	11.51%	11.85%	9.31%	9.21%
Annualized return on avg tangible common equity, oper*	16.44%	14.96%	14.99%	10.92%	10.49%
Average loans to average deposits	85.29%	83.14%	80.20%	78.70%	82.40%
FTE Net Interest Margin*	4.08%	3.97%	3.92%	3.67%	3.79%
Efficiency Ratio	69.69%	73.28%	71.67%	72.74%	64.94%
Efficiency Ratio, operating*	59.06%	58.25%	57.70%	63.98%	62.93%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.49%	0.56%	0.56%	0.57%	0.68%
Nonperforming assets to tangible equity + ALLL	13.17%	10.05%	7.88%	6.99%	6.56%
Nonperforming assets to total loans + ORE	1.66%	1.33%	1.04%	0.97%	1.10%
Annualized QTD net charge-offs (recoveries) to total loans	0.02%	0.03%	0.003%	(0.02%)	0.003%

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Assets
Cash and cash equivalents	$159,107	$122,371	$120,425	$162,521	$91,922
Securities available-for-sale	492,701	424,940	437,011	425,529	356,893
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,000
Other investments	16,227	13,104	10,320	10,399	9,969
Total investment securities	514,928	444,044	453,331	441,928	372,862
Loans held for sale	4,838	4,269	5,914	2,538	4,790
Total loans	2,060,422	1,748,483	1,710,271	1,516,579	1,225,306
Allowance for loan losses	(10,065)	(9,765)	(9,512)	(8,659)	(8,288)
Loans, net	2,050,357	1,738,718	1,700,759	1,507,920	1,217,018
Premises and equipment	74,783	62,342	62,289	57,430	46,426
Other Real Estate	10,869	8,453	7,890	7,357	7,158
Goodwill and other intangibles	112,916	65,238	66,105	56,343	24,670
Other assets	76,188	66,355	64,976	63,376	48,392
Total assets	$3,003,986	$2,511,790	$2,481,689	$2,299,413	$1,813,238

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$570,148	$430,430	$459,402	$414,142	$301,989
Interest-bearing deposits	1,887,311	1,616,016	1,637,833	1,577,502	1,168,576
Total deposits	2,457,459	2,046,446	2,097,235	1,991,644	1,470,565
Borrowings	85,500	85,508	10,516	29,034	104,072
Subordinated debentures	80,521	75,117	75,192	10,310	10,310
Other liabilities	17,252	15,921	12,920	9,886	5,823
Total liabilities	2,640,732	2,222,992	2,195,863	2,040,874	1,590,770
Total shareholders’ equity	363,254	288,798	285,826	258,539	222,468
Total liabilities and shareholders’ equity	$3,003,986	$2,511,790	$2,481,689	$2,299,413	$1,813,238

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Interest Income:
Loans, including fees	$25,184	$21,824	$21,155	$15,926	$14,687
Investment securities	3,785	3,126	3,181	2,661	2,346
Accretion of purchase accounting adjustments	1,532	583	559	59	57
Other interest income	54	95	142	112	53
Total interest income	30,555	25,628	25,037	18,758	17,143
Interest Expense:
Deposits	3,506	2,740	2,498	1,840	1,455
Borrowings	482	52	147	460	392
Subordinated debentures	1,179	1,125	774	78	105
Accretion of purchase accounting adjustments	118	42	49	-	(30)
Total interest expense	5,285	3,959	3,468	2,378	1,922
Net interest income	25,270	21,669	21,569	16,380	15,221
Provision for loan losses	574	412	857	277	122
Net interest income after provision for loan losses	24,696	21,257	20,712	16,103	15,099

Non-interest Income:
Service charges on deposit accounts	1,887	1,538	1,341	1,027	908
Mortgage Income	969	1,066	1,213	800	1,102
Interchange Fee Income	1,527	1,180	1,500	1,040	961
Gain (loss) on securities, net	334	-	(5)	-	3
Gain on sale of premises and equipment	-	-	-	-	-
Financial Assistance Award/Bank Enterprise Award	950	233	917	-	-
Other charges and fees	729	1,057	666	592	582
Total non-interest income	6,396	5,074	5,632	3,459	3,556

Non-interest expense:
Salaries and employee benefits	10,336	9,266	9,502	7,789	7,478
Occupancy expense	2,281	2,163	2,034	1,647	1,427
FDIC premiums	369	278	368	367	365
Marketing	173	60	70	80	118
Amortization of core deposit intangibles	750	349	356	201	173
Other professional services	452	847	438	189	194
Acquisition charges	4,155	4,059	3,838	1,758	384
Other non-interest expense	3,733	2,764	3,074	2,566	2,251
Total Non-interest expense	22,249	19,786	19,680	14,597	12,390
Earnings before income taxes	8,843	6,545	6,664	4,965	6,265
Income tax expense	1,982	1,383	1,419	1,008	3,851
Net income available to common shareholders	$6,861	$5,162	$5,245	$3,957	$2,414

Diluted earnings per common share	$0.48	$0.39	$0.40	$0.34	$0.23
Diluted earnings per common share, operating*	$0.64	$0.62	$0.62	$0.46	$0.45
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2018	2017
Interest Income:
Loans, including fees	$84,089	$56,903
Investment securities	12,753	8,852
Accretion of purchase accounting adjustments	2,733	224
Other interest income	403	390
Total interest income	99,978	66,069
Interest Expense:
Deposits	10,584	5,453
Borrowings	1,142	1,372
Subordinated debentures	3,156	276
Amortization (Accretion) of purchase accounting adjustments	209	(192)
Total interest expense	15,091	6,909
Net interest income	84,887	59,160
Provision for loan losses	2,120	506
Net interest income after provision for loan losses	82,767	58,654

Non-interest Income:
Service charges on deposit accounts	5,793	3,600
Mortgage Income	4,048	4,502
Interchange Fee Income	5,247	3,758
Gain (loss) on securities, net	329	(16)
Gain on sale of premises and equipment	-	-
Financial Assistance Award/Bank Enterprise Award	2,100	-
Other charges and fees	3,044	2,519
Total non-interest income	20,561	14,363

Non-interest expense:
Salaries and employee benefits	36,893	30,052
Occupancy expense	8,125	5,535
FDIC premiums	1,382	1,252
Marketing	382	336
Amortization of core deposit intangibles	1,657	664
Other professional services	1,926	1,395
Acquisition charges	13,810	6,711
Other non-interest expense	12,136	9,501
Total Non-interest expense	76,311	55,446
Earnings before income taxes	27,017	17,571
Income tax expense	5,792	6,955
Net income available to common shareholders	$21,225	$10,616

Diluted earnings per common share	$1.62	$1.11
Diluted earnings per common share, operating*	$2.29	$1.76
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Dec 31, 2018	Percent of Total	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017	Percent of Total
Commercial, financial and agricultural	$301,182	14.6%	$246,401	$228,643	$213,118	$165,780	13.5%
Real estate – construction	298,718	14.5%	251,240	229,164	213,712	183,328	14.9%
Real estate – commercial	776,880	37.6%	654,040	658,096	561,153	467,484	38.0%
Real estate – residential	617,804	29.9%	529,515	546,120	475,868	385,099	31.3%
Lease Financing Receivable	2,891	0.1%	2,659	2,476	2,433	2450	0.2%
Obligations of States & subdivisions	16,941	0.8%	16,374	10,627	15,861	3,109	0.3%
Consumer	46,006	2.2%	48,254	35,145	34,434	18,056	1.5%
Loans held for sale	4,838	0.3%	4,269	5,914	2,538	4,790	0.3%
Total loans	$2,065,260	100%	$1,752,752	$1,716,185	$1,519,117	$1,230,096	100%

COMPOSITION OF DEPOSITS	Dec 31, 2018	Percent of Total	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017	Percent of Total
Noninterest bearing	$570,148	23.2%	$430,430	$459,402	$414,142	$301,989	20.5%
NOW and other	835,434	34.0%	705,851	731,617	761,318	601,694	40.9%
Money Market/Savings	566,276	23.0%	503,772	519,516	434,569	283,579	19.3%
Time Deposits of less than $250,000	384,030	15.6%	321,619	308,086	295,317	220,951	15.0%
Time Deposits of $250,000 or more	101,571	4.2%	84,774	78,614	86,298	62,352	4.3%
Total Deposits	$2,457,459	100%	$2,046,446	$2,097,235	$1,991,644	$1,470,565	100%

ASSET QUALITY DATA	Dec 31, 2018		Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Nonaccrual loans	$21,895		$13,572	$8,440	$5,746	$5,674
Loans past due 90 days and over	1,325		805	940	1,096	285
Total nonperforming loans	23,220		14,377	9,380	6,842	5,959
Other real estate	10,869		8,453	7,890	7,357	7,158
Nonaccrual securities	208		616	616	616	408
Total nonperforming assets	$34,297		$23,446	$17,886	$14,815	$13,525

Nonperforming assets to total assets	1.14%		0.93%	0.72%	0.64%	0.75%
Nonperforming assets to total loans + ORE	1.66%		1.33%	1.04%	0.97%	1.10%
ALLL to nonperforming loans	43.35%		67.92%	101.41%	128.13%	139.08%
ALLL to total loans	0.49%		0.56%	0.56%	0.57%	0.68%

Quarter-to-date net charge-offs (recs)	$93		$151	$12	$(94)	$9
Annualized QTD net chg/offs (recs) to loans	0.02%		0.03%	0.003%	(0.02%)	0.003%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$369,820	$2,808	3.04%	$331,601	$2,369	2.86%	$328,898	$2,423	2.95%	$274,595	$1,986	2.89%	$271,459	$1,760	2.59%
Tax-exempt
securities	114,055	1,003	3.52%	116,235	1,013	3.49%	117,875	1,015	3.44%	106,161	904	3.41%	93,645	888	3.79%
Total investment
securities	483,875	3,811	3.15%	447,836	3,382	3.02%	446,773	3,438	3.08%	380,756	2,890	3.04%	365,104	2,648	2.90%
FFS & Int bearing dep	-			-
in other banks	57,655	282	1.96%	42,174	95	0.90%	85,321	142	0.67%	105,689	112	0.42%	59,184	52	0.35%
Loans	1,959,179	26,716	5.45%	1,720,884	22,407	5.21%	1,696,737	21,714	5.12%	1,325,272	15,985	4.82%	1,215,962	14,745	4.85%
Total Interest
earning assets	2,500,709	30,809	4.93%	2,210,894	25,884	4.68%	2,228,831	25,294	4.54%	1,811,717	18,987	4.19%	1,640,250	17,445	4.25%
Other assets	311,503			259,713			214,345			174,433			170,002
Total assets	$2,812,212			$2,470,607			$2,443,176			$1,986,150			$1,810,252

Interest-bearing
liabilities:
Deposits	$1,776,780	$3,615	0.81%	$1,629,195	$2,782	0.68%	$1,676,110	$2,547	0.61%	$1,330,925	$1,840	0.55%	$1,173,386	$1,425	0.49%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%
Fed funds purchased	1,455	18	4.95%	1,893	27	5.71%	1,382	9	2.60%	202	1	1.98%	2,543	11	1.73%
FHLB & FTN	92,352	465	2.01%	22,469	25	0.45%	22,959	138	2.40%	71,944	459	2.55%	103,421	381	1.47%
Subordinated
debentures	75,391	1,187	6.30%	75,124	1,125	5.99%	54,036	774	5.73%	10,310	78	3.03%	10,310	105	4.07%
Total interest
bearing liabilities	1,945,978	5,285	1.09%	1,728,681	3,959	0.92%	1,754,487	3,468	0.79%	1,413,381	2,378	0.67%	1,289,660	1,922	0.60%
Other liabilities	537,984			457,087			414,154			342,514			315,012
Shareholders' equity	328,250			284,839			274,535			230,255			205,580
Total liabilities and
shareholders'
equity	$2,812,212			$2,470,607			$2,443,176			$1,989,150			$1,810,252

Net interest
income (FTE)*		$25,524	3.84%		$21,925	3.77%		$21,826	3.75%		$16,609	3.52%		$15,523	3.66%

Net interest margin (FTE)*			4.08%			3.97%			3.92%			3.67%			3.79%

Core net interest
margin*			3.84%			3.86%			3.82%			3.65%			3.76%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Book value per common share		$24.49	$22.09	$21.88	$20.95	$19.92
Effect of intangible assets per share		7.61	4.99	5.06	4.56	2.21
Tangible book value per common share		$16.88	$17.10	$16.82	$16.39	$17.71

Diluted earnings per share		$0.48	$0.39	$0.40	$0.34	$0.23
Effect of acquisition charges		0.29	0.31	0.29	0.15	0.04
Tax on acquisition charges		(0.07)	(0.08)	(0.07)	(0.03)	(0.01)
Effect of gain on sale of securities		(0.02)	-	-	-	-
Tax on gain on sale		.01	-	-	-	-
Effect of Treasury awards		(0.07)	-	-	-	-
Tax on Treasury awards		0.02	-	-	-	-
Charge related to reduction in deferred tax asset		-	-	-	-	0.19
Diluted earnings per share, operating		$0.64	$0.62	$0.62	$0.46	$0.45

			Year to Date
			2018		2017
Diluted earnings per share			$1.62		$1.11
Effect of acquisition charges			1.05		0.70
Tax on acquisition charges			(0.24)		(0.27)
Effect of gain on sale of securities			(0.03)		-
Tax on gain on sale			0.01		-
Effect of Treasury awards			(0.16)		-
Tax on Treasury awards			0.04		-
Charge related to reduction in deferred tax asset			-		0.22
Diluted earnings per share, operating			$2.29		$1.76

			Year to Date
			2018		2017
Net income available to common shareholders			$21,225		$10,616
Acquisition charges			13,810		6,711
Tax on acquisition charges			(3,221)		(2,538)
Gain on sale of securities			(342)		-
Tax on gain on sale			86		-
Treasury awards			(2,100)		-
Tax on Treasury awards			532		-
Charge related to reduction in deferred tax asset			-		2,081
Net earnings available to common shareholders, operating			$29,990		$16,870

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Total average assets	A	$2,812,212	$2,470,607	$2,443,176	$1,986,150	$1,810,252
Total average earning assets	B	$2,500,709	$2,210,894	$2,228,831	$1,811,717	$1,640,250

Common Equity	C	$328,250	$284,839	$274,535	$230,255	$205,580
Less intangible assets		105,848	65,762	57,443	33,929	25,258
Tangible common equity	D	$222,402	$219,077	$217,092	$196,326	$180,322

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Net interest income	E	$25,270	$21,669	$21,569	$16,380	$15,221
Tax-exempt investment income		(749)	(757)	(758)	(675)	(586)
Taxable investment income		1,003	1,013	1,015	904	888
Net Interest Income Fully Tax Equivalent	F	$25,524	$21,925	$21,826	$16,609	$15,523

Annualized Net Interest Margin	E/B	4.04%	3.92%	3.87%	3.62%	3.71%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	4.08%	3.97%	3.92%	3.67%	3.79%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Net interest income (FTE)		$25,524	$21,925	$21,826	$16,609	$15,523
Less purchase accounting adjustments		1,414	541	510	59	87
Net interest income, net of purchase accounting adj	G	$24,110	$21,384	$21,316	$16,550	$15,436

Total average earning assets		$2,500,709	$2,210,894	$2,228,831	$1,811,717	$1,640,250
Add average balance of loan valuation discount		12,803	6,836	6,046	1,578	1,558
Avg earning assets, excluding loan valuation discount	H	$2,513,511	$2,217,730	$2,234,877	$1,813,295	$1,641,808

Core net interest margin	G/H	3.84%	3.86%	3.82%	3.65%	3.76%

		Three Months Ended
Efficiency Ratio		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Operating Expense
Total non-interest expense		$22,245	$19,786	$19,680	$14,598	$12,390
Pre-tax non-operating expenses		(4,155)	(4,059)	(3,838)	(1,758)	(384)
Adjusted Operating Expense	I	$18,090	$15,727	$15,842	$12,840	$12,008

Operating Revenue
Net interest income, FTE		$25,524	$21,925	$21,826	$16,609	$15,523
Total non-interest income		6,396	5,074	5,632	3,459	3,556
Pre-tax non-operating items		(1,292)	-	-	-	-
Adjusted Operating Revenue	J	$30,628	$26,999	$27,458	$20,068	$19,079

Efficiency Ratio, operating	I/J	59.06%	58.25%	57.70%	63.98%	62.93%

		Three Months Ended
Return Ratios		Dec 31, 2018	Sept 30, 2018	June 30, 2018	Mar 31, 2018	Dec 31, 2017
Net income available to common shareholders	K	$6,861	$5,162	$5,245	$3,957	$2,414
Acquisition charges		4,155	4,059	3,838	1,758	384
Tax on acquisition charges		(910)	(1,027)	(948)	(355)	(148)
Gain on sale		(342)	-	-	-	-
Tax on gain on sale		86	-	-	-	-
Treasury awards		(950)	-	-	-	-
Tax on Treasury awards		242	-	-	-	-
Charge related to reduction in deferred tax asset		-	-	-	-	2,081
Net earnings available to common shareholders, oper	L	$9,142	$8,194	$8,135	$5,360	$4,731

Annualized return on avg assets	K/A	0.98%	0.84%	0.86%	0.80%	0.53%
Annualized return on avg assets, oper	L/A	1.30%	1.33%	1.33%	1.08%	1.05%
Annualized return on avg common equity, oper	L/C	11.14%	11.51%	11.85%	9.31%	9.21%
Annualized return on avg tangible common equity, oper	L/D	16.44%	14.96%	14.99%	10.92%	10.49%

Mortgage Department
Net Interest Income after provision for loan losses		$267	$154	$214	$189	$272
Loan fee income		969	1,066	1,213	800	1,102
Salaries and employee benefits		774	855	903	849	806
Other non-interest expense		124	136	127	97	101
Earnings before income taxes		$338	$229	$397	$43	$467

CONTACT:
M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998